ILX Incorporated

                                       and

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                              --------------------

                                   As Trustee



                                    INDENTURE

                      Dated as of __________________, 1995





                                   $10,000,000

                  (With an Option for an Additional $1,500,000)

               10% Convertible Adjustable Secured Bonds, Due 2000



        Reconciliation and tie between Trust Indenture Act of 1939, as amended, and the Indenture dated as of ______________, 1995.

Trust Indenture Action Section                                Indenture Section
------------------------------                                -----------------
Section 310(a)(1)..........................................................607B
Section 310(a)(2)..........................................................607B
Section 310(a)(3)................................................Not Applicable
Section 310(a)(4)................................................Not Applicable
Section 310(a)(5)..........................................................607B
Section 310(b)........................................................607A, 608

Section 311(a)...........................................................611(a)
Section 311(b)...........................................................611(b)
Section 311(b)(2).....................................................704(a)(2)

Section 312(a)......................................................701, 703(a)
Section 312(b)...........................................................702(b)
Section 312(c)...........................................................702(c)

Section 313(a)...........................................................704(a)
Section 313(b)...........................................................704(b)
Section 313(c)...................................................704(a), 704(b)
Section 313(d)...........................................................704(c)

Section 314(a)..............................................................703
Section 314(b).............................................................703A
Section 314(c)(1)...........................................................102
Section 314(c)(2)...........................................................102
Section 314(c)(3)...........................................................102
Section 314(d)(1).......................................................703A(d)
Section 314(d)(2).......................................................703A(c)
Section 314(e)..............................................................102

Section 315(a)...........................................................601(a)
Section 315(b)...................................................602, 704(a)(6)
Section 315(c)...........................................................601(b)
Section 315(d)...........................................................601(c)
Section 315(d)(1).....................................................601(a)(1)
Section 315(d)(2).....................................................601(c)(2)
Section 315(d)(3).....................................................601(c)(3)
Section 315(e)..............................................................514

Section 316(a)(1)(A)...................................................502, 512
Section 316(a)(1)(B)........................................................513
Section 316(a)(2)...........................................................513
Section 316(b).........................................................508, 902

Section 317(a)(1)......................................................503, 905
Section 317(a)(2)...........................................................504
Section 317(b).............................................................1003

Section 318(a)..............................................................113

-------------------------------------------------------------------------------
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION......................................................  1
                  Section 101. Definitions..................................  1
                  Section 102. Compliance Certificates and Opinions.........  7
                  Section 103. Form of Documents Delivered to Trustee.......  8
                  Section 104. Acts of Bondholders..........................  8
                  Section 105. Notices, etc., to Trustee and Company........  9
                  Section 106. Notices to Bondholders; Waiver...............  9
                  Section 107. Effect of Headings and Table of Contents....  10
                  Section 108. Successors and Assigns......................  10
                  Section 109. Severability Clause.........................  10
                  Section 110. Benefits of Indenture.......................  10
                  Section 111. Governing Law...............................  10
                  Section 112. Legal Holidays..............................  10
                  Section 113. Incorporation of and Conflict with Trust
                          Indenture Act....................................  11

ARTICLE TWO

BOND FORM..................................................................  11
                  Section 201. Forms Generally.............................  11

ARTICLE THREE

THE BONDS..................................................................  11
                  Section 301.  Title and Terms............................  11
                  Section 302.  Denominations..............................  12
                  Section 303.  Execution, Authentication and Delivery
                          and Dating.......................................  12
                  Section 304.  Temporary Bonds............................  13
                  Section 305.  Registration, Transfer and Exchange........  13
                  Section 306.  Mutilated, Destroyed, Lost and
                          Stolen Bonds.....................................  15
                  Section 307.  Payment of Interest: Interest Rights
                          Preserved........................................  15
                  Section 308.  Persons Deemed Owners......................  17
                  Section 309.  Cancellation...............................  17
                  Section 310.  Authentication and Delivery
                          of Original Issue................................  18
                  Section 311.  Computation of Interest....................  18

ARTICLE FOUR

SATISFACTION AND DISCHARGE.................................................  18
                  Section 401.  Satisfaction and Discharge of Indenture....  18
                  Section 402.  Application of Trust Money.................  19

ARTICLE FIVE

REMEDIES...................................................................  19
                  Section 501.  Events of Default..........................  19
                  Section 502.  Acceleration of Maturity; Recision
                          and Annulment....................................  20
                  Section 503.  Collection of Indebtedness and Suits for
                          Enforcement by Trustee...........................  21
                  Section 504.  Trustee May File Proofs of Claim...........  22
                  Section 505.  Trustee May Enforce Claims Without
                          Possession of Bonds..............................  23
                  Section 506.  Application of Money Collection............  23
                  Section 507.  Limitation on Suits........................  24
                  Section 508.  Unconditional Right of Bondholder
                          to Receive Principal, Premium and Interest
                          and to Convert...................................  25
                  Section 509.  Restoration of Rights and Remedies.........  25
                  Section 510.  Rights and Remedies Cumulative.............  25
                  Section 511.  Delay or Omission Not Waiver...............  25
                  Section 512.  Control by Bondholders.....................  26
                  Section 513.  Waiver of Past Defaults....................  26
                  Section 514.  Undertaking for Costs......................  26

ARTICLE SIX

THE TRUSTEE................................................................  27
                  Section 601.  Certain Duties and Responsibilities........  27
                  Section 602.  Notice of Defaults.........................  28
                  Section 603.  Certain Rights of Trustee..................  28
                  Section 604.  Not Responsible for Recitals or Issuance
                          of Bonds.........................................  29
                  Section 605.  May Hold Bonds.............................  29
                  Section 606.  Money Held in Trust........................  30
                  Section 607.  Compensation and Reimbursement.............  30
                  Section 607A. Disqualification: Conflicting Interests....  30
                  Section 607B. Corporate Trustee Required; Eligibility....  36
                  Section 608.  Resignation and Removal; Appointment
                          of Successor.....................................  36
                  Section 609.  Acceptance of Appointment by Successor.....  37
                  Section 610.  Merger, Conversion or Succession
                          to Business......................................  38
                  Section 611.  Preferential Collection of Claims
                          Against Company..................................  38

ARTICLE SEVEN

BONDHOLDERS' LISTS AND
REPORTS BY TRUSTEE AND COMPANY.............................................  42
                  Section 701.  Company to Furnish Trustee Names and
                           Addresses of Bondholders........................  42
                  Section 702.  Preservation of Information: Communications
                          to Bondholders...................................  42
                  Section 703.  Reports by Company.........................  43
                  Section 703A.  Reports and Opinions of Fair Value
                          Regarding Security Interest......................  44
                  Section 704.  Reports by Trustee.........................  45

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.......................  46
                  Section 801.  Company May Consolidate, Etc.. on Certain
                          Terms............................................  46
                  Section 802.  Successor Corporation Substituted..........  47

ARTICLE NINE

SUPPLEMENTAL INDENTURES....................................................  47
                  Section 901.  Supplemental Indentures without Consent
                          of Bondholders...................................  47
                  Section 902.  Supplemental Indentures with Consent
                          of Bondholders...................................  48
                  Section 903.  Execution of Supplemental Indentures.......  50
                  Section 904.  Effect of Supplemental Indentures..........  50
                  Section 905.  Reference in Bonds to Supplemental
                          Indentures................  50
                  Section 906.  Effect on Senior Indebtedness..............  50

ARTICLE TEN

COVENANTS..................................................................  51
                  Section 1001.  Payment of Principal, Premium and Interest  51
                  Section 1002.  Maintenance of Office or Agency...........  51
                  Section 1003.  Money for Bond Payments to be Held
                          in Trust.........................................  51
                  Section 1004.  Payment of Taxes..........................  53
                  Section 1005.  Maintenance of Properties.................  53
                  Section 1006.  Statement as to Compliance................  53
                  Section 1007.  Corporate Existence.......................  53
                  Section 1008.  Insurance.................................  53
                  Section 1009.  Life Insurance on Key Personnel...........  54
                  Section 1010.  Particular Covenants as to Certain of
                          Company's Affairs................................  54
                  Section 1011.  Limitations on Dividends and Other
                          Distributions....................................  54
                  Section 1012.  Limitation on Liquidation.................  54
                  Section 1013.  Overhead Allocation Limitation............  54
                  Section 1014.  Limitation on Change of Control...........  55
                  Section 1015.  Waiver of Certain Covenants...............  55

ARTICLE ELEVEN

REDEMPTION OF BONDS........................................................  56
                  Section 1101.  Right of Redemption.......................  56
                  Section 1102.  Applicability of Article..................  56
                  Section 1103.  Election to Redeem; Notice to Trustee.....  56
                  Section 1104.  Selection by Trustee of Bonds to
                          be Redeemed......................................  56
                  Section 1105.  Notice of Redemption......................  57
                  Section 1106.  Deposit of Redemption Price...............  57
                  Section 1107.  Bonds Payable on Redemption Date..........  58
                  Section 1108.  Bonds Redeemed in Part....................  58

ARTICLE TWELVE

SUBORDINATION OF BONDS.....................................................  58
                  Section 1201.  Agreement to Subordinate..................  58
                  Section 1202.  Distribution of Assets, Other than
                          Collateral Stock.................................  59
                  Section 1203.  No Payment to Bondholders if Senior
                          Indebtedness is in Default.......................  59
                  Section 1204.  Subrogation...............................  60
                  Section 1205.  Obligation of Company Unconditional.......  60
                  Section 1206.  Payments on Bonds Permitted...............  61
                  Section 1207.  Effectuation of Subordination by Trustee..  61
                  Section 1208.  Notice to Trustee.........................  61
                  Section 1209.  Rights of Holders of Senior Indebtedness
                          Not Impaired.....................................  62
                  Section 1210.  Trustee Not Fiduciary for Holders of
                          Senior Indebtedness..............................  62
                  Section 1211.  Rights of Trustee as Holder of
                          Senior Indebtedness..............................  62
                  Section 1212.  Article Applicable to Paying Agents.......  62
                  Section 1213.  Rights and Obligations Subject to Power
                          of Court.........................................  62
                  Section 1214.  No Effect on Secured Interest.............  63

ARTICLE THIRTEEN

CONVERSION OF BONDS........................................................  63
                  Section 1301.  Conversion Privilege and Conversion Price.  63
                  Section 1302.  Exercise of Conversion Privilege..........  63
                  Section 1303.  Fractions of Shares.......................  64
                  Section 1304.  Adjustment of Conversion Price............  64
                  Section 1305.  Adjustment Based on Market Price..........  65
                  Section 1306.  Notice of Adjustments of Conversion Price.  66
                  Section 1307.  Notice of Certain Corporate Action........  66
                  Section 1308.  Company to Reserve Common Stock...........  67
                  Section 1309.  Taxes on Conversions......................  67
                  Section 1310.  Covenant as to Common Stock...............  67
                  Section 1311.  Cancellation of Converted Bonds...........  67
                  Section 1312.  Provisions in Case of Consolidation,
                          Merger or Sale of Assets.........................  68

ARTICLE FOURTEEN

SECURITY FOR PAYMENT OF BONDS..............................................  68
                  Section 1401.  Pledge of Collateral Stock................  68
                  Section 1402.  Event of Default and Remedies.............  69
                  Section 1403.  Method of Realizing Upon the Collateral
                          Stock............................................  69
                  Section 1404.  Further Assurances........................  69
                  Section 1405.  Rights Regarding Stock....................  70


         THIS INDENTURE, dated as ______________, 1995, between ILX Incorporated, an Arizona corporation, having its principal office at 2777 East Camelback Road, Phoenix, Arizona 85016 (the "Company"), and U.S. Trust Company of California, N.A., as Trustee (the "Trustee")
------------------------------.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Bonds by the Holders thereof, it is mutually covenanted and agreed, for the benefit of the parties hereto and for the equal and proportionate benefit of all Holders of the Company's 10% Convertible Adjustable Secured Bonds (the "Bonds") as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (4) "This Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof;

                  (5) all references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (6)  the word "or" is not exclusive.

         Certain terms, used principally in Article Six, are defined in that Article.

         "Act" when used with respect to any Bondholder has the meaning specified in Section 104.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise. The terms "affiliate," affiliation," "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means the board of directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day upon which banking institutions in the Cities of Phoenix, Arizona, New York, New York, and Los Angeles, California are authorized or required by law to close.

         "Collateral Stock" means all of the common stock of Varsity Clubs of America Incorporated, an Arizona corporation, currently issued, outstanding and held in the name of the Company.

         "Commission" means the Securities and Exchange Commission, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it, then the body performing such duties on such date at such time.

         "Common Stock" means the Company's Common Stock, no par value, authorized at the date this Indenture is executed, and shares of any class or classes resulting from any reclassification or reclassifications thereof; provided, however, that warrants, options or other rights to purchase Common Stock will not be deemed to be Common Stock.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Company   Request",   "Company  Order"  and  "Company  Consent"  mean,
respectively, a written request, order or consent signed in the name of the Company by its President or a Vice President.

         "Conversion Price" has the meaning specified in Section 1301, as adjusted in accordance with the terms and conditions of Sections 1304 and 1305.

         "Date of Issue", as to any Bond, means the date as of which such Bond shall be dated when it is originally issued by the Company to the initial purchaser (whether or not an underwriter), which date shall be the settlement date upon which it was originally purchased by such initial purchaser as designated in the written confirmation of purchase thereof delivered to the purchaser, subject to any agreements with respect thereto as the Company may enter into in connection with the sale of the Bonds, and, otherwise, the Date of Issue shall be as designated in the Company Order requesting authentication and delivery thereof.

         "Bondholder" means a Person in whose name a Bond is registered in the Bond Register, or the beneficial owner of such Bond if record ownership is held by a nominee.

         "Bond Register" and "Bond Registrar" have the respective meanings specified in Section 305.

         "Equity Securities" means shares of Common Stock, Preferred Stock or of any other class or classes of capital stock of the Company, and any other securities of the Company other than debt securities (whether or not such debt securities are convertible into other securities of the company).

         "Event of Default" has the meaning specified in Section 501.

         "Holder" when used with respect to any Bond means a Bondholder.

         "Indebtedness" means and includes all items of indebtedness which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities sale of balance sheet at such date, and in addition and including without limitation,

                  (1) any debt of the Company (i) for money borrowed or (ii) evidenced by a note, debenture or similar instrument (including a capitalized lease and a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

                  (2) any debt of others described in the preceding clause (1) which the Company has guaranteed or for which it is otherwise liable; and

                  (3) any debt or other obligation of the Company to any lender undertaken to secure or satisfy any obligation of the Company to repurchase, replace, acquire or liquidate receivables held by such lenders and arising from the sale by the Company or its Subsidiaries of interval ownership interests; and

                  (4)  any   amendment,   renewal,   extension,   restructuring,
         refunding or replacement of any such debt described in (1), (2) and (3) above.

         "Independent" when used with respect to any specified Person means such a Person who (1) does not have any material direct financial interest or any material indirect financial interest in the Company, and (2) is not connected with the Company as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a Company Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "Initial Interest Accrual Date", as to any Bond, means that date from which interest shall begin to accrue in connection with the original issuance of such Bond, which shall be the Date of Issue.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Bonds.

         "Maturity" when used with respect to any Bond means the date on which the principal of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Officer" means the President, any Executive Vice President, any Vice President, the Treasurer, or the Secretary of the Company.

         "Officers' Certificate" means a certificate signed by an Officer of the Company.

         "Opinion of Counsel" means the written opinion of legal counsel, who may (except as otherwise expressly provided in this Indenture) be legal counsel for the Company.

         "Outstanding" when used with respect to Bonds means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

                  (i) Bonds theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Bonds for whose payment or redemption money in the necessary amount theretofore has been deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Bonds, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

                  (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture;

provided, however, that solely for purposes of determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned, of record or beneficially, by the Company or any person controlled or under common control with the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows, after due inquiry to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds. "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Bonds on behalf of the Company. The Trustee shall be the initial Paying Agent.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "Predecessor Bonds" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

         "Preferred Stock" means the Company's (i) Series A Preferred Stock, $10.00 par value, (ii) the Company's Series B Preferred Stock, and (iii) the Company's Series C Preferred Stock, taken together, in each case as authorized at the date this Indenture is executed, whether voting or non-voting, and shares of any class or classes resulting from any reclassification or reclassifications thereof; provided, however, that warrants, options or other rights to purchase Preferred Stock shall not be deemed to be Preferred Stock.

         "Principal Corporate Trust Office" means the office of the Trustee located at 515 South Flower Street, Suite 2700, Los Angeles, CA 90071 (except for surrenders, exchanges and payments on Bonds, which are care of the corporate parent of Trustee) and such other offices at the Trustee may designate from time to time.

         "Quotation  System"  means  the  National   Association  of  Securities
Dealers, Inc. Automated Quotation System or other over-the-counter securities market quotation system then in use.


         "Redemption Date" when used with respect to any Bond to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" when used with respect to any Bond to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified in Article Three.

         "Responsible Officer" when used with respect to the Trustee means the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the
Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Sale Price" means (a) the closing price for the Company's Common Stock in the over-the-counter market as reported by a Quotation System, (b) if the Common Stock is traded on a national securities exchange, the last reported sale price or, if no sale takes place on a day, the average of the closing bid and asked prices, for the Company's Common Stock on a national securities exchange on which the Common Stock is traded, (c) if the Common Stock is not traded on a national securities exchange or quoted by any Quotation System, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors or, if there is no such market maker, the fair value of the Common Stock as determined by an investment banking firm of nationally recognized standing selected in good faith by the Board of Directors of the Company.

         "Senior Indebtedness" means the principal of, premium (if any) and interest on any and all Indebtedness of the Company (other than the Bonds) incurred in connection with (i) the borrowing of money from or guaranteed to banks, trust companies, leasing companies, insurance companies and other financial institutions, including all Indebtedness to such institutions and other specialized industry lenders to the extent it is secured by real estate and/or assets of the Company, evidenced by bonds, debentures, mortgages, notes or other securities or other instruments, (ii) purchase money Indebtedness incurred to or assumed from or on behalf of a seller in connection with the acquisition of assets by the Company, (iii) the borrowing of money from any source (including from Affiliates of the Company) for the purpose of financing timeshare arrangements and secured by receivables generated from the sales of interval ownership interests by the Company or any Subsidiary, or (iv) notes payable arising from the acquisition of stock in Red Rock Collection Incorporated and the acquisition of partnership interests in Los Abrigados Partners Limited Partnership, in each instance under (i), (ii) and (iii) incurred, assumed or guaranteed by the Company before, at or after the date of execution of this Indenture, and all renewals, extensions and refundings thereof, unless in the instrument creating or evidencing any such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to the Bonds."


         "Special Record Date" for the payment of any Defaulted Interest (as defined in Section 307) means a date fixed by the Trustee pursuant to Section 307.
         "Stated Maturity" when used with respect to any Bond or any installment of interest thereon means the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any and all Indebtedness of the Company created incurred, assumed, or guaranteed by the Company before, at, or after the date of execution of this Indenture which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, (a) it is provided that such Indebtedness, or any renewal, extension, or refunding thereof is expressly subordinate and junior in right of payment to the Bonds (whether or not subordinated to any other Indebtedness or the Company) or (b) it is not, by its terms, Senior Indebtedness.

         "Subsidiary" means any corporation of which at least a majority of the outstanding voting stock is owned, at the time, directly or indirectly, by the Company, or by one or more Subsidiaries of the Company. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday, and Friday, and which is a Business Day other than any day on which securities are not traded on the exchange or market on which such security is traded.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Underwriters" shall mean those Persons identified as underwriters in that certain Underwriting Agreement executed by the Company in connection with the initial public offering of the Bonds.

         Section 102. Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request no additional certificate or opinion need be furnished.

         In the case of conditions precedent compliance with which is subject to verification by accountants, the Company shall furnish to the Trustee a certificate or opinion of an accountant, chosen and subject to Section 314
(c)(3) of the TIA.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:


                  (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

         Section 103. Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion, or, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the Company may be based, in so far as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, a copy of which shall be attached to any such certificate or opinion of any such officer unless such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his or her opinion or representations with respect to the matters upon which his or her certificate or opinion is base are erroneous. Any such certificate or Opinion of Counsel may be based, in so far as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such Counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

         Section 104. Acts of Bondholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation, a member of a partnership, or agent of any other entity, on behalf of such corporation, partnership or entity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Bonds shall be proved by the Bond Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Bond.

         Section 105. Notices, etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or the Company, as appropriate, is mailed, first-class postage prepaid, as follows:

                 (1) if to the Trustee, at its Principal Corporate Trust Office;

                 (2) if to the Company, at the address of its principal office specified in the first paragraph of this instrument;

or at any other address previously furnished in writing to the Trustee or the Company, as appropriate, by the other.

         Section 106. Notices to Bondholders; Waiver.

         Where this Indenture or any Bond provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Bond expressly provided) if in writing and mailed, first-class postage prepaid, to each Bondholder affected by such event, at its address as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any such notice so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders. If the notice or communication is mailed in the manner provided above, it is duly given whether or not received by the addressee. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         Section 107. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 108. Successors and Assigns.

         All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

         Section 109. Severability Clause.

         In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 110. Benefits of Indenture.

         Nothing in this Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Bondholders, any benefit of any legal or equitable right, remedy or claim under this Indenture.

         Section 111. Governing Law.

         This Indenture and the Bonds shall be governed by and construed in accordance with the laws of the State of Arizona, excluding those applicable to conflicts of laws.

         Section 112. Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Bond shall not be a Business Day at any Place of Payment then (notwithstanding any other provision of this Indenture or of the Bond) payment of interest or principal (and premium, if any) of the Bonds need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

         Section 113.  Incorporation of and Conflict with Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. If any provision hereof limits, qualifies or conflicts with the duties imposed by subsection 318(c) of the TIA, the TIA-imposed duties shall control.

                                   ARTICLE TWO

                                    BOND FORM

         Section 201. Forms Generally.

         The Bonds and the certificates of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable law, the rules of any securities exchange, or as may, consistently herewith, be determined by the Officers executing such Bonds, as evidenced by their execution of the Bond. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond. The Company shall approve the form of the Bond and any notation, legend or endorsement thereon; provided that the Bond shall conform to the requirements of this Indenture.

         The definitive Bonds shall be printed, lithographed or engraved or produced by any combination of these methods in any manner permitted by the rules of any securities exchange, all as determined by the Officers executing such Bonds, as evidenced by their execution of such Indenture.

                                  ARTICLE THREE

                                    THE BONDS


         Section 301.  Title and Terms.


         The aggregate principal amount of Bonds which may be authenticated and delivered under this Indenture is limited to $10,000,000 (except for such additional principal amounts, not to exceed $1,500,000, of Bonds issued pursuant to an option granted to the Underwriters in the initial public offering of the Bonds) except for Bonds authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Bonds pursuant to Section 304, 305, 306, 905 and 1108 hereof. Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Bonds up to a maximum aggregate principal amount of $11,500,000 may be executed by the Company and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

         The Bonds shall be known and designated as the "10% Convertible Adjustable Secured Bonds, Due 2000" of the Company. Their Stated Maturity shall be _____________ , 2000 and they shall bear interest at the rate per annum specified in the title of the Bonds, from the Initial Interest Accrual Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable annually on January 1 and July 1 in each year, commencing January 1, 1996, until the principal thereof is paid or made available for payment.

         The principal of (and premium, if any) and interest on the Bonds shall be payable at the office or agency of the Company maintained for such purpose ("Place of Payment"), which may be at the Principal Corporate Trust Office of the Trustee, or at such other location designated by the Company and maintained pursuant to Section 1002.

         The Bonds shall be redeemable as provided in Article Eleven.

         The Bonds shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in Article Twelve.

         The Bonds shall be convertible as provided in Article Thirteen.

         The Bonds shall be secured by the Collateral Stock as provided in Article Fourteen.

         Section 302.  Denominations.

         The Bonds shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof in excess of such minimum purchase.

         Section 303.  Execution, Authentication and Delivery and Dating.

         The Bonds shall be executed on behalf of the Company by two Officers of the Company. The signature of any of these Officers on the Bonds may be manual or facsimile.

         Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

         At any time from time to time after the execution and delivery of this Indenture, the Company may deliver Bonds executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

         All Bonds authenticated for original issuance by the Company to the initial purchaser thereof shall be dated as of their respective Dates of Issue. All Bonds authenticated for any other purpose hereunder shall be dated the date of their authentication.

         No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.

         Section 304.  Temporary Bonds.

         Pending the preparation of definitive Bonds, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Bonds may determine as appropriate for temporary Bonds.

         If temporary Bonds are issued, the Company will cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of authorized denominations. Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as definitive Bonds.

         Section 305.  Registration, Transfer and Exchange.

         The Company shall maintain an office or agency where Bonds may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Bonds may be presented for payment ("Paying Agent") and an office or agency where Bonds may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register (the "Bond Register") of the Bonds and of their transfer and exchange. The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent and the Trustee hereby accepts such appointment. The Company may appoint one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" shall include any additional conversion agent. Reference in this Indenture to an "Agent" shall mean a Registrar, Paying Agent or Conversion Agent.
         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

         Upon surrender for registration of transfer of any Bond at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations, of a like aggregate principal amount.

         At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denominations, and of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

         All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

         Every Bond presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any transfer or exchange of Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds, other than exchanges pursuant to Section 304 or Section 905 or Section 1108 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Bond during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of Bonds selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer or exchange of any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

         Section 306.  Mutilated, Destroyed, Lost and Stolen Bonds.

         If (i) any mutilated Bond is surrendered to the Trustee and the Trustee receives evidence (including without limitation an affidavit from the Holder) to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by it to save the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Bond has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Bond, pay such Bond.

         Upon the issuance of any new Bond under this Section, the Company and the Trustee may require the payment of a sum sufficient to pay any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (and subject to all the limitations of rights set forth in or with respect to) this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

         Section 307.  Payment of Interest: Interest Rights Preserved.

         Interest on any Bond which is payable, and is punctually paid to the Paying Agent or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such payment.

         Any interest on any Bond which is payable, but is not punctually paid to the Paying Agent or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 307(1) or Section 307(2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Bonds (or their respective Predecessor Bonds) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided herein. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than twenty-five (25) nor less than ten (10) days prior to the date of the proposed payment and not less than fifteen (15) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first-class postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been mailed by the Trustee as aforesaid, such Defaulted Interest shall be paid from the amounts so deposited by the Company to the Persons in whose names the Bonds (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to
         Section 307(2).

                  (2) The Company may make payment of any Defaulted  Interest on the Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee (provided that it is understood that the Trustee has no duty to verify the legality, or the compliance with any rules of any securities exchange of, any payment method selected by the Company).

         If any installment of interest whose Stated Maturity is on or prior to the Redemption Date for any Bonds called for redemption pursuant to Article Eleven is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Bonds.

         Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

         All payments of interest on the Bonds to the person entitled thereto, whether made by the Trustee or any Paying Agent, as authorized pursuant to this Indenture, shall be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Bond Register, unless the Trustee determines such methods to be inappropriate in the circumstances.

         The Regular Record Date referred to in this Section for the payment of interest payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the December 15 or June 15 (whether or not a Business Day) next preceding such Interest Payment Date.

         In the case of any Bond which is converted after any Regular Record Date but on or before the next Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on such Regular Record Date.

         Section 308.  Persons Deemed Owners.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Bond is registered on the Bond Register as the owner of such Bond for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on, such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Bondholders.

         Section 309.  Cancellation.

         All Bonds surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be disposed of as directed by a Company Order.

         Section 310.  Authentication and Delivery of Original Issue.

         Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Bonds up to the aggregate principal amount of $10,000,000 (except for such additional principal amounts not to exceed $1,500,000 of Bonds issued pursuant to an option granted to the Underwriters in the initial public offering of the Bonds) may be executed by the Company and delivered to the Trustee for authentication and delivered by the Trustee upon Company Order, without any further action by the Company.

         Section 311.  Computation of Interest.

         Interest on the Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         Section 401.  Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Bonds herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1)      either

                           (A) all Bonds theretofore authenticated and delivered
                  (other than (i) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 306, and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee or for cancellation; or

                           (B) all such Bonds not  theretofore  delivered to the
                  Trustee canceled or for cancellation

                               (i) have become due and payable, or

                               (ii) will become due and payable at their  Stated
                           Maturity within one year, or

                               (iii) are to be called for redemption  within one
                           (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the stated purpose an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee canceled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Bonds which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company, including sums payable to the Trustee under Section 607 hereof; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 shall survive, and, if the money shall have been deposited with the Trustee pursuant to this subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

         Section 402.  Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. Such money shall be segregated from other funds held by the Trustee.

                                  ARTICLE FIVE

                                    REMEDIES

         Section 501.  Events of Default.

         "Event of Default," wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Bond when it becomes due and payable, and continuance of such default for a period of thirty (30) days (whether or not such payment is prohibited under the provisions of Article Twelve hereof); or

                  (2) default in the payment of the principal of (or premium, if any, on) any Bond at its Maturity (whether or not such payment is prohibited under the provisions of Article Twelve hereof); or

                  (3) material default in the performance, or breach, of any material covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such material default or breach for a period of sixty
         (60) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least a majority in principal amount of the Outstanding Bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of a majority of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

                  (5) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code, or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         Section 502.  Acceleration of Maturity; Recision and Annulment.

         If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than a majority in principal amount of the Bonds Outstanding may declare the principal amount of all the Bonds to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Bondholders), and upon any such declaration such entire principal amount and all interest shall become immediately due and payable. Collection actions or judicial proceedings may be commenced as set forth in
Section 503.

         At any time after such a declaration has been made and before a judgment or decree for payment has been obtained by the Trustee as hereinafter in this Article provided, the Trustee or the Holders of a majority in principal amount of the Bonds Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all overdue installments of interest on all Bonds,

                           (B) the principal (and  premium,if  any) of any Bonds
                  which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Bonds,
                           (C) to the extent  that  payment of such  interest is
                  lawful, interest upon overdue installments of interest at the rate borne by the Bonds, and

                           (D) all  sums  paid  or   advanced  by  the  Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and the Holders and their agents and counsel if such Holders have initiated action in accordance with this Section 502; and

                  (2) all Events of Default, other than the non-payment of the principal amount of Bonds which have become due solely by such acceleration, have been cured, or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
         The Company covenants that if

                  (1) default occurs in the payment of any installment of interest on any Bond when such interest becomes due and payable and such default continues for a period of thirty (30) days, or

                  (2) default occurs in the payment of the principal of any Bond at its Maturity thereof,

the Company will, upon demand of the (i) Trustee or (ii) Holders of not less than a majority in principal amount of the Bonds Outstanding, pay to the Trustee, for the benefit of the Holders of such Bonds, the whole amount then due and payable upon such Bonds for principal (and premium, if any) and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Bonds; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of (i) the Trustee and its counsel or (ii) such Holders as set forth herein, their respective agents and counsel, as the case may be, if judicial proceedings are commenced.

         If the Company fails to pay such amount forthwith upon such demand, (i) the Trustee, in its own name and as trustee of an express trust, or (ii) Holders of not less than a majority in principal amount of the Bonds Outstanding, on behalf of all Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Bonds, wherever situated. The Trustee or the Holders of not less than a majority in principal amount of the Bonds Outstanding may also elect at any time to accelerate the entire principal amount pursuant to Section 502 and then may institute judicial proceedings or amend its existing judicial proceedings for the collection of the entire amount due and owning as set forth herein.

         If an Event of Default occurs and is continuing, the Trustee may, in its discretion, proceeding to protect and enforce its rights and the rights of the Bondholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Holders of not less than a majority in principal amount of the Bonds Outstanding, on behalf of all Holders, may initiate such appropriate judicial proceedings in the same manner as the Trustee. The Trustee or the Holders initiating action hereunder, as the case may be, shall be reimbursed for the reasonable costs of collection incurred as provided for above in this Section 503.

         Section 504.  Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Bonds or the property of the Company or of such other obligor or the creditors, the Trustee (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such judicial proceeding, and

                  (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to disburse the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceedings as hereby authorized by each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such proceeding.

         Section 505.  Trustee May Enforce Claims Without Possession of Bonds.

         All rights of action and claims under this Indenture or Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been removed.

         Section 506.  Application of Money Collection.

         Any money collected by the Trustee or the Holders directly pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:            To the payment of all  amounts due the Trustee  under
                           Section 607;

         SECOND: To the payment of the amounts then due and unpaid upon the Bonds for costs of collection, principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference on priority of any kind, according to the amounts due and payable on such Bonds for principal (and premium, if any) and interest, respectively; and

         THIRD:            To the  payment  of the  remainder,  if  any,  to the
                           Company  or  any  other  person   lawfully   entitled
                           thereto.

         Section 507.  Limitation on Suits.

         (a) Prior to the declaration of acceleration provided for in Section 502 hereof, no Holder of any Bond shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than a majority in principal amount of the Outstanding Bonds shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity, consistent with typical arrangements with other similar indenture trustees, against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such thirty (30) day period by the Holders of a majority in principal amount of the Outstanding Bonds;

it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue or, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Bonds.

         (b) After the declaration of acceleration provided for in Section 502 hereof, Holders of a majority or more in principal amount of Outstanding Bonds may institute judicial proceedings in respect to such Event of Default which triggers the declaration of acceleration in their own name in the manner provided in Section 503 if the Trustee has not instituted such proceedings within sixty (60) days after such declaration, it being understood that such Holders shall not have any right in the matter whatever by virtue of, or by availing of, any provisions of this Indenture to affect, disturb or prejudice the rights of any Holders of Bonds, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any rights under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Bonds.

         Section 508. Unconditional Right of Bondholder to Receive Principal, Premium and Interest and to Convert.

         Notwithstanding any other provision in this Indenture, but subject to the provision of Article Twelve, the Holder of any Bond shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Bond on the respective Stated Maturities expressed in such Bond (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to convert such Bond in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such right shall not be impaired without the consent of such Holder, except as to postponement of interest under Section 512 hereof.

         Section 509.  Restoration of Rights and Remedies.

         If the Trustee or any Bondholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Bondholder, then and in every such case, the Company, the Trustee and the Bondholders shall, subject to any determination in such proceeding and the payment of or reimbursement to the Company of any costs and expenses of the Company associated therewith, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such proceeding had been initiated.

         Section 510.  Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

         Section 511.  Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

         Section 512.  Control by Bondholders.

         The Holders of a majority in principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,

                  (3) subject to Section 601, the Trustee need not take any action which might be prejudicial to the Holders not consenting, or that might expose the Trustee to personal expense or liability, or if the Trustee does not have sufficient indemnification against loss or expense.

and further provided, that Holders of not less than seventy-five percent (75%) in principal amount of Bonds Outstanding may consent to a postponement of any interest payment for a period not exceeding three (3) years from its due date.

         Section 513.  Waiver of Past Defaults.

         The holders of not less than a majority in principal of the Bonds Outstanding specified in Article Five may on behalf of the Holders of all the Bonds waive any past default hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereof.

         Section 514.  Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee; to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than (i) twenty-five percent (25%) in principal amount of the Outstanding Bonds if commenced prior to acceleration; or (ii) five percent (5%) in principal amount of Outstanding Bonds if commenced after acceleration; or to any suit instituted by any Bondholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Bond on or after the respective Stated Maturities expressed in such Bond (or, in the case of redemption, on or after the Redemption Date) on the Repayment Date. This
Section is in lieu of Section 315(e) of the TIA.

                                   ARTICLE SIX

                                   THE TRUSTEE

         Section 601.  Certain Duties and Responsibilities.

         (a)      Except during the continuance of an Event of Default,

                  (1) The Trustee undertakes to perform its duties hereunder in good faith, but only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In any case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and power vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority (or any other amount that may direct the Trustee in accordance with this Indenture) in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

                  (4) no provision of this Indenture shall require the Trustee to expand or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or power, if it shall have good faith belief that repayment of such funds or adequate indemnity as required under this Indenture against such risk or liability is not reasonably assured to it.

         (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 602.  Notice of Defaults.

         Within ninety (90) days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Bondholders and otherwise in accordance with Section 313(c) of the TIA, as their names and addresses appear in the Bond Register, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal (or premium, if any) or interest on any Bond, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Bondholders; and provided further that in the case of any default of the character specified in Section 501(3) no such notice to Bondholders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice of lapse of time or both would become, an Event of Default.

         Section 603.  Certain Rights of Trustee.

         Except as otherwise provided in Section 601:

                  (a) the Trustee may relay and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document reasonable believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or committing any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Trustee reasonable indemnity, consistent with typical arrangements with other similar indenture trustees against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at a mutually agreeable time and place to examine the books, records and premises of the Company, personally or by agent or attorney.

         Section 604.  Not Responsible for Recitals or Issuance of Bonds.

         The recitals contained herein and in the Bonds, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of Bonds or the proceeds thereof.

         Section 605.  May Hold Bonds.

         The Trustee, any Paying Agent, Conversion Agent, Bond Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Bonds, and, subject to Section 611, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent, Bond Registrar or such other Agent.

         Section 606.  Money Held in Trust.

         Money held by the Trustee in trust hereunder shall be segregated from other funds. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         Section 607.  Compensation and Reimbursement.

         The Company agrees:

                  (1)  to  pay  the  Trustee   from  time  to  time   reasonable
         compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) in an amount agreed on between the Company and Trustee;

                  (2) except as otherwise provided herein, to reimburse the Trustee as agreed between the Company and the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of administration of this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, upon final adjudication of the right to such indemnification from the Company.

         Section 607A.  Disqualification: Conflicting Interests.

         (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within ninety (90) days after ascertaining that it has such conflicting interest, and if the Default as defined in this Section, to which such conflict of interest relates has not been cured or waived or otherwise eliminated before the end of such ninety (90) day period, the Trustee shall either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in Article Six, and the Company shall take prompt steps to have a successor Trustee apposited in the manner provided herein.

         (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 607A, the Trustee shall, within ten
(10) days after the expiration of such ninety (90) day period, transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register, notice of such failure, in the manner and to the extent provided in Section 313(c) of the TIA.

         (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if the Bonds are in default and

                  (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, or is Trustee of more than one outstanding series of Bonds, as defined in this Section, under a single indenture of the Company, unless (A) such other indenture is a collateral trust indenture under which the only collateral consists of securities issued under such other indenture, or
         (B) such other indenture is a collateral trust indenture under which the only collateral consists of the Bonds, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which such securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                           (i) this Indenture and such other indenture or indentures and all series of securities issuable thereunder are wholly unsecured and such other indenture or indentures (and such series as are specifically described in the Indenture) are hereafter qualified under TIA, unless the Commission shall have found and declared by order pursuant to
                  Section 305(b) or Section 307(c) of TIA that differences exist between the provision of this Indenture and the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

                           (ii) the Company  shall have  sustained the burden of
                  proving,   on   application   to  the   Commission  and  after
                  opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures or under more than one outstanding series under such a single indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures or with respect to such series;

                  (2) the Trustee or any of its directors or executive officers is an underwriter for the Company or an obligor upon the Bonds;

                  (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is in direct or indirect common control with the Company or an underwriter for the Company;

                  (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (a) one individual may be a director and/or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (b) if and so long as the number of directors of the Trustee is more than nine, one individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (c) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or subject to the provisions of paragraph (1) of this subsection, to act as trustee, whether pursuant to an indenture or otherwise;
                  (5) ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                  (6)  the  Trustee  is the  beneficial  owner  of,  or  holds a collateral security for an obligation which is in default (as hereinafter in this subsection defined), (i) five percent (5%) or more of the voting securities, or ten percent (10%) or more of any other class or security, of the Company not including the Bonds issued under this Indenture and securities issued under any other indenture or indentures under which the Trustee is also trustee; or (ii) ten percent (10%) or more of any class of security of an underwriter for the Company;

                  (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent (10%) or more of the voting securities, of, or controls directly or indirectly or is under direct or indirect common control with the Company.

                  (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined) ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty percent (50%) or more of the voting securities of the Company; or

                  (9) the Trustee owns, on the date of Default on the Bonds (exclusive of any period of grace or requirement of notice) or any anniversary of such Default which such Default on the Bonds remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provision of the preceding sentence shall not apply, for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after the date of any such Default upon the Bonds and annually in each succeeding year that the Bonds remain in Default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of the principal of, or the premium, if any, or interest on, any of the Bonds when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of expiration of such thirty (30) day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it shall, but only so long as such failure shall continue to be considered as though beneficially owned by the trustee for the purposes of paragraphs (6), (7) and (8) of this subsection; or

                  (10) except under  circumstances  described in paragraphs (1),
         (3), (4), (5) or (6) of Section 611(b) hereof, the Trustee shall be or shall become a creditor of the Company.

Except in the case of a default in the payment of the principal of or interest on the Bonds, the Trustee shall not be required to resign as provided by this subsection if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity of hearing thereon, that (i) the default under the Indenture may be cured or waived during a reasonable period and under procedures described in such application, and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interests of the Holder. The filing of such application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

         The specification of percentages in paragraphs (5) to (9) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or
(7) of this subsection.

         For the purpose of paragraph (1) of this subsection, the terms "series or securities" or "series" means a series, class or group of securities issuable under that indenture or indentures pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided, that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are not wholly unsecured.

         For purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay monies lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral under this Indenture, irrespective of any default thereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

         (d)      For the purposes of this Section:

                  (1) the term "underwriter" when used with reference to the Company means every person who, within one year prior to the time as of which the determination is made, was an underwriter of any security of the Company outstanding at such time.

                  (2) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                  (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                  (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trustee, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                  (5) The term "Company" means an obligor upon the Bonds.

                  (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

         (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                  (1) A specified percentage of the voting securities of the Trustee, the Company or any person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                  (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                  (3) The term "amount" when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                  (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                           (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                           (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                           (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                           (iv) securities held in escrow if placed in escrow by
                  the issuer thereof; provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                  (5) A  security  shall be  deemed  to be of the same  class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         Section 607B.  Corporate Trustee Required; Eligibility.

     There shall at times be a Trustee hereunder which shall be a national association, bank or corporation organized and doing business under the laws of the United States of America or of any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or the holding company having) a combined capital and surplus of at least Fifteen Million Dollars ($15,000,000), subject to supervision or examination by Federal or State authority, and having its principal office in the places specified above. If such national association, bank, holding company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such national association, bank, holding company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company, nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 608.  Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 609.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by (i) Act of the Company by a Board Resolution, or (ii) an act by Holders of sixty-six and two-thirds percent (66-2/3%) in principal amount of the Outstanding Bonds, delivered to the Trustee and to the Company.

         (d) If at any time:

                  (1) the Trustee, after this Indenture shall been qualified under TIA, shall fail to comply with Section 607A after written request therefor by the Company or by any Bondholder who has been a bona fide Holder of a Bond for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 607B and shall fail to resign after written request therefor by the Company or by any such Bondholder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to Section 514, any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution shall promptly appoint a successor Trustee. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Bonds delivered to the Company and the retiring Trustee. In either event, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond or at least six (6) months, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Bonds as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee and the address of its Principal Corporate Trust Office.

         Section 609.  Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 610.  Merger, Conversion or Succession to Business.

         Any national association, bank or corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any national association, bank or corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such national association, bank or corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bond.

         Section 611.  Preferential Collection of Claims Against Company.

         (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three (3) months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Bonds and the holders of other indenture securities (as defined in Subsection (c) of this Section):

                  (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three (3) month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

                  (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, after the beginning of such three (3) months period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:


                  (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law;

                  (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three (3) month period;

                  (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three (3) month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee has no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within three (3) months; or

                  (D) to receive  payment on any claim  referred to in paragraph
         (b) or (c), against the release of any property held as security for such claims as provided in paragraph (b) or (c), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three (3) month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Bondholders and the holders of other indenture securities in such manner that the Trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Bondholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property sol held in such special accounts. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Code or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Bondholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Bondholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee which has resigned or been removed after the beginning of such three (3) month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three (3) month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

                           (i) the receipt of property  or  reduction  of claim,
                  which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three (3) month period; and

                           (ii) such  receipt of property or  reduction of claim
                  occurred within three (3) months after such resignation or removal.

         (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from

                  (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one
         (1) year or more at the time of acquisition by the Trustee;

                  (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior lines or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;


                  (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or similar capacity;

                  (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection (c) of this Section;

                  (5) the ownership of stock or other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

                  (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

         (c)      For the purposes of this Section only:

                  (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable.

                  (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

                  (3) The term "cash transaction" means any transaction in which full payment for goods and securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                  (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                  (5) The term "Company" means any obligor upon the Bonds.

                  (6) The term "Federal Bankruptcy Code" means the Bankruptcy Act or Title 11 of the United States Code.

                                  ARTICLE SEVEN

                             BONDHOLDERS' LISTS AND
                         REPORTS BY TRUSTEE AND COMPANY

         Section 701. Company to Furnish Trustee Names and Addresses of Bondholders.
         The Company will furnish or cause to be furnished to the Trustee:

                  (1) semi-annually, not more than fifteen (15) days after each Regular Record Date, information in the possession or control of the Company or any Paying Agent (if other than Trustee), in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds as of such Regular Record Date, and

                  (2) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, information of similar form and content as of a date not more than fifteen (15) days prior to the time such information is furnished.

         Section   702.   Preservation   of   Information:   Communications   to
Bondholders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Bonds contained in the most recent information furnished to the Trustee as provided in Section 701 and the names and addresses of Holders of Bonds received by the Trustee in its capacity as Bond Registrar or Paying Agent. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

         (b) If three (3) or more Holders of Bonds (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Bond for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with the Holders of Bonds with respect to their rights under this Indenture or under the Bonds and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either

                  (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

                  (2) inform such applicants as to the approximate number of Holders of Bonds whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing (including applicable service charges) to such Bondholders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Bondholder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections of if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Every Holder of Bonds, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Bonds in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

         Section 703.  Reports by Company.

         The Company will:

                  (1) file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may, from time to time, by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of the said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be acquired pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations (it is understood that the Trustee has no obligation to review the contents of information and/or documents received pursuant to this clause (1) or to take any action based on the information in such documents).

                  (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

                  (3) transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register and otherwise to the extent provided in Section 313(c) of the TIA, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section, as may be required by rules and regulations prescribed from time to time by the Commission.

                  (4) furnish to the Trustee, not less than annually, a certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, without regard to any period of grace or requirement of notice provided under this Indenture.


                  (5) furnish annually to the Trustee a certificate of the principal financial officer of the Company setting forth the then current Conversion Price.

                  Section 703A. Reports and Opinions of Fair Value Regarding Security Interest.

         (a) Promptly after the execution and delivery of this Indenture, the Company shall furnish to the Trustee an opinion of counsel (who may be of counsel for the Company) either stating that in the opinion of such counsel the Indenture has been properly recorded and filed so as to make effective the lien intended to be created hereby covering the Collateral Stock, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective.

         (b) Within thirty (30) days after each anniversary of this Indenture, the Company shall furnish to the Trustee an opinion of counsel (who may be of counsel for the Company) effective as of the anniversary of this Indenture either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and re-filing of the Indenture as is necessary to maintain the lien of this Indenture covering the Collateral Stock, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

         (c) Upon the execution of this Indenture, the Company shall deliver to the Trustee a certificate or opinion of an independent appraiser or other expert as to the fair value to the Company of the Collateral Stock.

         (d) In the event of any release of all or any portion of the Collateral Stock, and as a condition precedent thereto, the Company shall deliver to the Trustee a certificate or opinion of an appraiser or other qualified expert reasonably acceptable to the Trustee that as to the Collateral Stock to be released from the lien of the Indenture, the proposed release will not impair the security in contravention of the provisions of this Indenture, and requiring further that such certificate or opinion shall be made by an independent appraiser, or other expert, if the fair value of such Collateral Stock to be released, together with all Collateral Stock released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this Section, is ten percent (10%) or more of the aggregate principal amount of the Bonds at the time Outstanding; provided that such opinion of an independent expert shall not be required in the case of any release of Collateral Stock if the fair value thereof as set forth in the certificate or opinion required by this Section is less than $25,000 or less than one percent (1%) of the aggregate principal amount of the Outstanding Bonds.
         Section 704. Reports by Trustee.

         (a) Within sixty (60) days after [insert anniversary date] of each year, the Trustee shall transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register and otherwise as described in Section 313(c) of the TIA, a brief report dated as of [insert anniversary date] with respect to any of the following events that have occurred within the twelve (12) month period from the date of the previous report, provided that if no such event has occurred no report will be transmitted:

                  (1) any change to its eligibility under Section 607B and its qualifications under Section 607A;

                  (2) the creation of or any material change to a relationship specified in paragraph (1) through (10) of Section 607A(c);

                  (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Bonds Outstanding on the date of such report;

                  (4) the amount, interest rate and maturity date of all other indebtedness owing by the Company to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Sections 611(b)(2), (3), (4) or (6);

                  (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

                  (6) any change to any release, or release and substitution, of Collateral Stock subject to the lien of this Indenture (and the consideration therefore, if any) which the Trustee has not previously reported;

                  (7) any additional issue of Bonds which the Trustee has not previously reported; and

                  (8) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Bonds, except action in respect of a Default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602, as authorized by Section 315(b) of the TIA.

         (b) The Trustee shall transmit by mail to all Bondholders, as their names and addresses appear in the Bond Register and to such other Bondholders in accordance with Section 313(c) of the TIA, a brief report with respect to (1) the release, or release and substitution, of any or all of the Collateral Stock (and the consideration therefore, if any) unless the fair value of such Collateral Stock, as set forth in the certificate or opinion required by Section 703A(c), is less than ten percent (10%) of the principal amount of Bonds Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time; and (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Bonds, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate one percent (1%) or less of the principal amount of the Bonds Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

         (c) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Trustee with each stock exchange upon which the Bonds are listed, and also with the Commission. The Company will notify the Trustee when the Bonds are listed on any stock exchange.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 801.  Company May Consolidate, Etc.. on Certain Terms.

         The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person unless:

                  (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Colombia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Bonds and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

                  (3) immediately after giving effect to such transaction, the corporation formed by such consolidation or into which the Company is merged shall have equity securities listed on a Quotation System or a national securities exchange, and immediately after giving affect to such transaction the Bonds are convertible into such securities;

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as required by Section 102 each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, provided that such Opinion of Counsel may rely upon a certificate of the Company's auditors as to all financial matters.

         Section 802.  Successor Corporation Substituted.

         Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company as, or substantially as, an entirety to any person in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that except in the case of a lease to another Person, no such conveyance or transfer shall have the effect of releasing the Person named as the "Company" in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Bonds.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         Section 901.  Supplemental Indentures without Consent of Bondholders.

         Without the consent of the Holders of any Bonds, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Bonds contained; or

                  (2) to add to the covenants of the Company, for the benefit of the Holders of the Bonds, or to surrender any right or power herein conferred upon the Company; or

                  (3) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Bond Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                  (4) to secure the Bonds; or

                  (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interest of the Holders of the Bonds.

         Section 902.  Supplemental Indentures with Consent of Bondholders.

         With the consent of the Holders of not less than a majority in principal amount of the outstanding Bonds, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby,

                  (1) impair or affect the right of the Holders of Bonds to receive payment of the principal amount of, or any installment of interest on, the Bond on or after the Stated Maturity of the principal or any interest installment, as appropriate, or

                  (2) impair or affect the right of the Holders of Bonds to institute suit for the enforcement of any payment of principal of (or premium, if any) or interest on any Bond on or after the Stated
         Maturity thereof (or, in the case of redemption, on or after the Redemption Date) on or after the Repayment Date, except as to a postponement of an interest payment consented to as provided in Section 512, or

                  (3) modify any of the provisions of parts (1) or (2) of this Section.

         It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 903.  Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(4) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 904.  Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 905.  Reference in Bonds to Supplemental Indentures.

         Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

         Section 906.  Effect on Senior Indebtedness.

         No supplemental indenture shall adversely affect the rights of any holder of Senior Indebtedness under Article Twelve without the consent of such holder.

                                   ARTICLE TEN

                                    COVENANTS

         Section 1001.  Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Bonds in accordance with the terms of the Bonds and this Indenture.

         Section 1002.  Maintenance of Office or Agency.

         The Company will maintain in each Place of Payment an office or agency where Bonds may be presented or surrendered for payment, conversion, registration of transfer or exchange, which may be the Principal Corporate Trust Office of the Trustee, and will maintain in Phoenix, Arizona an office or agency where notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate by notice to the Trustee as provided herein one or more other offices or agencies where the Bonds may be presented or surrendered for any or all such purposes and may from time to time by similar notice rescind such designations; provided, however, that no such designation or recision shall in any manner relieve the Company of its obligation to maintain an office or agency in the Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 1003.  Money for Bond Payments to be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Bonds, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of (and premium, if any) or interest on any Bonds, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

                  (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Bonds) in the making of any such payment of principal (and premium, if any) or interest on the Bonds; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such monies.

         Any monies deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Bond and remaining unclaimed for five (5) years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the Company's sole option and at the expense of the Company cause to be published once, in a newspaper of general circulation in Phoenix, Arizona or, if different, in the Place of Payment, notice that such monies remains unclaimed and that, after the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.



         Section 1004.  Payment of Taxes.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Section 1005.  Maintenance of Properties.

         The Company will cause all its properties used or useful in the conduct of its business to be maintained and kept in good conditions, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Bondholders.

         Section 1006.  Statement as to Compliance.

         The Company  will  deliver to the  Trustee,  within one hundred  twenty
(120) days after the end of each fiscal year, a written statement signed by the President or a Vice President of the Company, stating, as to each signer thereof, the matters required by Section 703(4) hereof. The Company acknowledges that its fiscal year ends on December 31 of each year.

         Section 1007.  Corporate Existence.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or that the loss thereof is not disadvantageous in any material respect to the Bondholders.

         Section 1008.  Insurance.

         Subject to the right to sell, abandon or otherwise dispose of any building or property whenever in the opinion of the Board of Directors the retention thereof is inadvisable or not necessary to the business of the Company and its Subsidiaries, the Company will at all times cause all buildings, plants, equipment and other insurable properties owned or operated by it or any Subsidiary to be properly insured and kept insured with insurance carriers acceptable to the Board of Directors in its reasonable judgement, or adequately insured by means of property inter-insurance contracts, against loss or damage by fire and other hazards, in amounts deemed appropriate by the Board of Directors.

         Section 1009.  Life Insurance on Key Personnel.

         The Company shall obtain and maintain in full force and effect "key person" life insurance policy covering Joseph P. Martori. Such insurance shall be in the aggregate face amount of $5,000,000.00, shall be placed with an insurance carrier reasonably chosen by the Board of Directors, and shall name the Company as the beneficiary thereof. Any net proceeds from such policy, to the extent of the principal amount of the Bonds Outstanding, plus interest accrued and unpaid, shall be set aside by the Company and held in trust for the purpose of either paying the principal amount of the Bonds upon Maturity or, at the discretion of the Board of Directors, to redeem a portion of the Bonds as provided in this Indenture.

         Section 1010.  Particular Covenants as to Certain of Company's Affairs.

         The Company at all times will keep, and will cause each Subsidiary to keep, true and complete books of record and account, all in reasonable detail, with respect to all transactions between the Company or such Subsidiary, as the case may be, and any Affiliate of the Company, other than a Subsidiary. The Company shall furnish to the Trustee summaries of such transactions as the same may reasonably be requested by the Trustee from time to time.

         Section 1011.    Limitations on Dividends and Other Distributions.

         For such time as at least fifty percent (50%) of the principal amount of the Bonds are outstanding, the Company will not declare or pay to holders of its Common Stock any cash dividends or dividends in kind other than dividends payable solely in shares of Common Stock.

         Section 1012.    Limitation on Liquidation.

         The Board of Directors or the holders of Common Stock of the Company shall not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all of the assets of the Company, otherwise than substantially as an entirety, and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company, to the holders of Common Stock or Preferred Stock unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of its respective obligations hereunder and under the Bonds as to the payment of principal and interest on such Bonds.

         Section 1013.    Overhead Allocation Limitation.

         The Company shall maintain its annual expenditures for general and administrative costs at an amount not to exceed 16% of the Company's gross revenue.

         Section 1014.    Limitation on Change of Control.

     Subject to the second paragraph of this Section 1014, the Company shall not experience a change in control, where "Change in Control" means (a) when any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than a person or group including or comprised of the Company, an entity in which Joseph P. Martori, Edward J. Martori or, Martori Enterprises Incorporated owns an interest (or any of them individually), any Subsidiary, any employee stock purchase plan, stock option plan or other incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any person holding securities of the Company for or pursuant to the terms of any such plan, together with any affiliates thereof), shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least a majority of all classes of capital stock of the Company, or (b) all or substantially all of the Company's assets are sold as an entirety to any Person or related group of Persons in any one transaction or series of related transactions.

         A "Change in Control" shall not be contrary to the foregoing covenant if (i) the Sale Price of the Common Stock on the date of the Change in Control occurred is at least 105% of the Conversion Price of the Bonds in effect immediately preceding the time of such Change in Control, or (ii) all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change in Control to the holders of Common Stock consists of securities that are, or are immediately upon issuance will be, listed on a national exchange or quoted on a Quotation System, and as a result of such transaction the securities become convertible into such security, or (iii) the consideration in the transaction giving rise to such Change in Control to the holders of the Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on a Quotation System, or a combination of cash and such securities and the aggregate fair value of such consideration is at least 105% of the Conversion Price of the Bonds in effect on the date immediately preceding such transaction, or (iv) the Bonds or the shares of Common Stock into which the Bonds are converted pursuant to Article Thirteen hereof are freely tradeable without restriction in time or quantity with respect to sales of Bonds or shares of Common Stock.

         Section 1015.  Waiver of Certain Covenants.

         Without limiting the rights of the Holders and the Company with respect to waivers and amendments set forth in Section 513 and 902, the Company may fail, in any particular instance, to comply with any covenant or condition set forth in Section 1001 to 1015, which otherwise does not have a specific waiver provision, if before or after the time for such compliance the Holders of at least a majority in principal amounts of the Bonds Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                               REDEMPTION OF BONDS

         Section 1101.  Right of Redemption.

         The Company may, at its option, redeem (provided that at the time of first publication of notice of redemption it is not in default in the payment of any Senior Indebtedness and that at such time the making of such redemption would not result in a default in any covenant contained in any indenture or other instrument pursuant to which Senior Indebtedness is outstanding) the Bonds, at any time as a whole or from time to time in part as set forth herein for a "Redemption Price" equal to one hundred twenty percent (120%) of the then principal amount of the Bonds plus, in each case, any interest accrued on the Bonds so redeemed to the Redemption Date, exclusive of installments of interest whose Stated Maturity is on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the registered Holders of Bonds on the relevant Record Dates in accordance with Section 307. Such redemption right may be exercised from and after the date on which the Sale Price per share of Common Stock for any twenty (20) consecutive Trading Days equaled or exceeded four dollars ($4.00) per share (the "Redemption Mark").

         If the Company (i) subdivides its  outstanding  shares of Common Stock,
(ii) pays a dividend in shares of Common Stock or makes a distribution on its Common Stock in shares of Common Stock, or (iii) issues by reclassification of its Common Stock any shares of capital stock of the Company, the Redemption Mark shall be proportionately decreased. If the Company combines the outstanding shares of Common Stock, then the Redemption Mark shall be proportionately increased. Any adjustment shall be effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, reclassification or combination.

         Notice of any redemption shall be mailed by first-class mail, postage prepaid to the registered Holders of the Bonds designated for redemption at their addresses as the same shall appear on the Bond Register not less than fifteen (15) days but not more than sixty (60) days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

         Section 1102.  Applicability of Article.

         Redemption of Bonds at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         Section 1103.  Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Bonds shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Bonds, the Company shall, at least thirty (30) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Bonds to be redeemed.

         Section 1104.  Selection by Trustee of Bonds to be Redeemed.

         If less than all the Bonds are to be redeemed, the particular Bonds to be redeemed shall be selected not more than fifteen (15) days prior to the Redemption Date by the Trustee, from the Outstanding Bonds not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal of Bonds of a denomination larger than $1,000.

         The Trustee shall promptly notify the Company in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

         Section 1105.  Notice of Redemption.

         Notice of any redemption shall be given by first-class mail, postage prepaid, mailed not less than fifteen (15) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Bonds to be redeemed, at his address appearing in the debenture Register.

         All notices of redemption shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price;

                  (3) if less than all Outstanding Bonds are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed;

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Bond (together with accrued interest to the Redemption Date payable as provided in Section 307 and
         1107), and that interest thereon shall cease to accrue from and after said date; and

                  (5) the place where such Bonds are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment (which may be the corporate trust office of the Trustee).

         Notice of redemption of Bonds to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         Section 1106.  Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as it own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price on all the Bonds which are to be redeemed on that date.

         Section 1107.  Bonds Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Bonds so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Bonds shall cease to bear interest. Upon surrender of such Bonds for redemption in accordance with said notice, such Bonds shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date. Installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Bonds registered as such on the relevant Record Dates according to their terms and the provisions of Section 307.

         If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Bond.

         Section 1108.  Bonds Redeemed in Part.

         Any Bond which is to be redeemed only in part shall be surrendered at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond without service charge, a new Bond or Bonds, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.



                                 ARTICLE TWELVE

                             SUBORDINATION OF BONDS

         Section 1201.  Agreement to Subordinate.


         The Company covenants and agrees, and each Holder of Bonds by his acceptance thereof (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that the indebtedness represented by the Bonds and the payment of the principal of (and premium, if any) and interest on each and all of the Bonds is hereby expressly subordinated, and junior to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

         Section 1202.  Distribution of Assets, Other than Collateral Stock.

         Upon any distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or upon any acceleration or maturity or the Bonds or otherwise, subject in all events to any rights of the Trustee and the Holders of the Bonds to proceed against the Collateral Stock:

                  (1) the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon, or adequate provisions shall be made for such payment, before the Holders or the Bonds are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the Indebtedness evidenced by the Bonds; and

                  (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Bonds or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness which may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefore) to the holders of such Senior Indebtedness.

         Section 1203. No Payment to Bondholders if Senior Indebtedness is in Default.

         (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness before any payment is made on account of the principal of or interest on the Bonds or to acquire or redeem any of the Bonds.

         (b) Upon the  happening  of an event of  default  with  respect  to any
Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than a default in payment of the principal of (or premium, if any) or interest on such Senior Indebtedness, upon written notice thereof given to the Company and the Trustee by the holder or holders of such Senior Indebtedness or their representative or representatives, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal or interest on the Bonds or to acquire or redeem any of the Bonds.

         Section 1204.  Subrogation.

         Subject to the payment in full of all Senior Indebtedness, the Holders of the Bonds shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness (other than the Collateral Stock) until all amounts owing on the Bonds shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Bonds, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the Holders of the Bonds shall be deemed to be a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Bonds, on the one hand, and the holders of Senior Indebtedness, on the other hand.

         Section 1205.  Obligation of Company Unconditional.

         Nothing contained in this Article or elsewhere in this Indenture or in the Bonds is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Bonds, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Bonds such principal (and premium, if any) of and interest on the Bonds as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Holders of the Bonds and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercises of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article , the Trustee and the Holders of the Bonds shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders of the Bonds for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness or the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

         Section 1206.  Payments on Bonds Permitted.

         Nothing   contained  in  this  Article  Twelve  or  elsewhere  in  this
Indenture, or in any of the Bonds, shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization proceeding, and except during the continuance of any even of default specified in Section 1203 (not cured or waived), payments at the time of principal of (and premium, if any) or interest on the Bonds, or (b) prevent the application by the Trustee or any Paying Agent of any moneys held by the Trustee or such Paying Agent, in trust for the benefit of the Holders of Bonds as to which notice of redemption shall have been mailed or published at least once prior to the happening of an event of default specified in Section 1203, to the payment of or on account of the principal (and premium, if any) and interest on such Bonds, or
(c) prevent the application by the Trustee or any Paying Agent of any moneys deposited prior to the happening of any event of default specified in Section 1203, with the Trustee or such Paying Agent in trust for the purpose of paying a specified installment or installments or interest on the Bonds, to the payment of such installments of interest on the Bonds; or (d) prevent the exercise by the Trustee or the Bondholders of their respective rights with respect to the Collateral Stock.

         Section 1207.  Effectuation of Subordination by Trustee.

         Each Holder of Bonds, by his acceptance thereof, authorizes and directs the Trustee in his behalf (subject to Section 601) to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         Section 1208.  Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Bonds pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Indenture, but subject to section 601, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Bonds pursuant to the provisions of this Article, unless and until the Trustee shall have received written notice thereof from the Company, any Bondholder, any Paying Agent or a holder or holders of Senior Indebtedness or from any trustee therefor; and prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist.

         Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other fact pertinent to the rights of such Person under this Article; and if such evidence is not furnished, the Trustee may defer any payment or distribution to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

         Section 1209.  Rights of Holders of Senior Indebtedness Not Impaired.

         No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company with the terms, provisions and covenants of this Indenture.

         Section 1210. Trustee Not Fiduciary for Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith pay over or distribute to the Holders of the Bonds, to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         Section 1211.  Rights of Trustee as Holder of Senior Indebtedness.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Section 1212.  Article Applicable to Paying Agents.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1210 and 1211 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 1213.  Rights and Obligations Subject to Power of Court.


         The rights of the holders of Senior Indebtedness and the obligations of the Trustee and the Bondholders set forth in this Article are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Bonds and the Holders thereof by a plan or reorganization under applicable bankruptcy law.

         Section 1214.  No Effect on Secured Interest.

         Nothing contained in this Article shall impair the rights of the Bondholders or the Trustee with respect to the Collateral Stock, as and to the extent such Collateral Stock is pledged to secure the payment of principal and interest on the Bonds under Article Fourteen hereof, including without limitation the rights of the Trustee and Bondholders to receive payment upon the sale or other disposition of the Collateral Stock or upon an Event of Default.

ARTICLE THIRTEEN

                               CONVERSION OF BONDS

         Section 1301.  Conversion Privilege and Conversion Price.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Bond or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall begin thirty (30) days from the closing of the public offering of the Bonds and shall expire at the close of business on _______________, 2000. In case a Bond or portion thereof is called for redemption or is delivered for repurchase, such conversion right in respect of the Bond or portion so called shall expire at the close of business on the last business day prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption.

         The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be $3.00 per share of Common Stock, as adjusted in certain instances as provided in Section 1304 and 1305.

         Section 1302.  Exercise of Conversion Privilege.

     In order to exercise the conversion privilege, the Holder of any Bond to be converted shall surrender such Bond, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Bond or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Bonds surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (the "Interest Period") shall be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Bonds being surrendered for conversion unless the Bond or the portion thereof being converted has been called for redemption prior to such Interest Payment Date. Except as provided in the preceding sentence and subject to the last paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Bonds surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion. All payments required by this paragraph to be made by a Holder upon the surrender of Bonds for conversion shall be made in same-day funds or other funds acceptable to the Company.

         Bonds shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Bonds for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Bonds as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303.

         In the case of any Bond which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Bond or Bonds of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Bond.

         Section 1303.  Fractions of Shares.

         No fractional shares of Common stock shall be issued upon conversion of Bonds. If more than one Bond shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Bonds (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Bond or Bonds (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Conversion Price per share of Common Stock.

         Section 1304.  Adjustment of Conversion Price.

                  (1) In case the Company shall hereafter (i) pay a dividend in shares of Common Stock or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Bond thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he or she would have owned immediately following such action had such Bond been converted immediately prior thereto. An adjustment made pursuant to this Subsection (1) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection (1), the Holder of any Bond thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock (including shares of Common Stock and other capital stock) of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Trustee) shall determine in good faith the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (2) In any case in which this Section shall require that an adjustment be made immediately following a record date, the Company may elect to defer (but only until five (5) Trading Days following the filing by the Company with the Trustee of the certificate described in
         (a)) issuing to the Holder of any Bond converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment.

                  (3) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) of such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, provided further, that adjustment shall be required and made in accordance with the provisions of this Article Thirteen (other than this Subsection (3)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Bonds or Common Stock. All calculations under this Section 1304 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         Section 1305.  Adjustment Based on Market Price.

         In addition to the adjustments provided in Section 1304, the Conversion Price shall be adjusted on ____________, 1997 and ___________________, 1999 as
follows:

         At 5:00 p.m. local Phoenix, Arizona time on [insert 30th day after second anniversary]_________, 1997, the Conversion Price for all Bonds Outstanding shall be adjusted to the higher of: (1) seventy-five percent (75%) of the "Mark Price" of Common Stock, where the "Mark Price" is defined as a price equal to the average of the Sale Price of Common Stock as of the close of business each day for the period beginning [insert 29th day after second anniversary]______________, 1997 and ending ______________, 1997; or (2) $2.50 per share of Common
         Stock;

         At 5:00 p.m. local Phoenix, Arizona time on [insert 30th day after fourth anniversary]_______, 1999 the Conversion Price for all Bonds Outstanding shall be adjusted to the higher of: (1) seventy-five percent (75%) of the "Mark Price" of Common Stock, where the "Mark Price" is defined as a price equal to the average of the Sale Price of Common Stock as of the close of business each day for the period beginning [insert date of fourth anniversary]______________, 1999 and ending [insert 29th day after the fourth anniversary] _____________, 1999; or (2) $2.50 per share of Common Stock.

         Section 1306.  Notice of Adjustments of Conversion Price.

         Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price in accordance with Section 1304 and 1305 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Bonds pursuant to Section 1002; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Bond Register.

         Section 1307.  Notice of Certain Corporate Action.

         In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively, in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 1304; or

                  (b) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (d) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding shares of Common stock (or shall amend any such tender offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Bonds pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Bond Register, at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which record is to be taken for the purpose of such dividend or distribution or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         Section 1308.  Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Bonds, the full number of shares of Common Stock then issuable upon the conversion of all outstanding debentures.

         Section 1309.  Taxes on Conversions.

         The Holder will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Bonds pursuant hereto, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         Section 1310.  Covenant as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Bonds will upon issue be fully paid and nonassessable.

         Section 1311.  Cancellation of Converted Bonds.

         All Bonds delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

         Section 1312. Provisions in Case of Consolidation, Merger or Sale of Assets.

         Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Section 1304 but the Holder of each Bond then outstanding shall have the right thereafter to convert such Bond into the kind and amount of securities, cash or other property which he or she would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Bond been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article Thirteen with respect to the rights and interests thereafter of the Holders of the Bond, to the end that the provisions set forth in this Article Thirteen shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Bonds. Any such adjustment shall be made by and set forth in the supplemental indenture executed by the Company and the Trustee, evidenced by a certificate to that effect; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

         The  above   provisions  of  this  Section  shall  similarly  apply  to successive consolidations, mergers, statutory exchanges, sales or conveyances.

         The Company shall give notice of the execution of such a supplemental indenture to the Holders of Bonds in the manner provided in Section 106 within thirty (30) days after the execution thereof.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by Holders upon the conversion of their Bonds after any such consolidation, merger, statutory exchange, sale or conveyance, or to any adjustment to be made with respect thereto.

ARTICLE FOURTEEN

                          SECURITY FOR PAYMENT OF BONDS

         Section 1401.  Pledge of Collateral Stock.

         a. As security for the prompt and complete payment when due of all the Bonds, the Company hereby pledges to the Trustee, for and on behalf of Holders on a pro rata basis, a security interest in and to all of the Collateral Stock owned by the Company, except as may be set forth hereunder.

         b. Trustee shall hold the certificate representing said Collateral Stock on behalf of the Holders. The Company, by its execution and delivery hereof, expressly acknowledges and agrees that, to the extent provided by law, such possession by the Trustee shall constitute perfection of this security interest in the Collateral Stock created hereunder and thereunder and under the Indenture.

         Section 1402.  Event of Default and Remedies.

         Upon the occurrence of an "Event of Default" hereunder, a majority in principal amount of the Bonds, determined through any method established by the Trustee, will have the authority to declare an Event of Default and take such action as is necessary to redeem, liquidate, dispose of or otherwise realize upon any and all rights in the Collateral Stock.

         Section 1403.  Method of Realizing Upon the Collateral Stock.

         Except to the extent prohibited by applicable law that cannot be waived, the following provisions shall govern the Holders' rights to realize upon the Collateral Stock upon the occurrence of an Event of Default:


         a. The Collateral Stock may be redeemed, sold, assigned, transferred or otherwise disposed of by the Trustee, in the manner the Trustee deems appropriate in its discretion, upon the direction of sixty-six and two-thirds percent (66-2/3%) of principal amount of Bonds Outstanding acting for all of the Holders, for cash or other value in any number of lots at public auction or private sale and may be sold or disposed of without demand, advertisement or notice (excepting only that the Trustee shall give the Company ten (10) business days prior written notice of the time and place of any public sale or of the time after which a private sale may be made, which notice the Company and Trustee hereby agree to be reasonable). At any sale or sales of the Collateral Stock, the Trustee may bid for and purchase the whole or any part of the property and rights sold and upon compliance with the terms of such sale may hold, exploit and dispose of such property and rights as provided for herein. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Trustee shall require in connection with such sale.

         b. Any deficit realized upon disposition of the Collateral Stock will be shared among the Holders on a pro rata basis in relation to their proportional interests (in dollar amount) as evidenced by the Bond.

         Section 1404.  Further Assurances.

         The Company will from time to time, at the Trustee's request, make, execute, acknowledge, deliver and file all such instruments and take all such action as the Trustee may reasonably request for assuring and confirming the security interest in the Pledged Collateral Stock created hereunder.

         Section 1405.  Rights Regarding Stock.

         Unless and until an Event of Default occurs and is continuing, the Company shall have all rights of ownership of the Collateral Stock, including without limitation the right to vote such shares of stock and receive dividends in respect thereof.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and the Trustee has caused its corporate seal to be hereunto affixed and attested, all as of the day and year first written above.

                                        ILX Incorporated



                                        By:_____________________________________
                                        Its_____________________________________

ATTEST:


----------------------------------
Secretary

                                        U.S. Trust Company of California, N.A.
                                        as Trustee


                                        By:_____________________________________
                                        Its_____________________________________




                                ILX INCORPORATED

                10% CONVERTIBLE ADJUSTABLE SECURED BOND, DUE 2000

No._____                                                             $__________

         ILX Incorporated, an Arizona corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Insert Name of Holder]_____________, or registered assigns, the sum of ______________________
Dollars ($__________) on __________, 2000 and to pay interest thereon from the Initial Interest Accrual Date (as defined in said Indenture) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 in each year, commencing January 1, 1996, at the rate of 10% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15 or June 15 next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payments of the principal of (and premium, if any) and interest on this Bond will be made at the office or agency of the Company maintained for that purpose, which may be the Principal Corporate Trust Office, or in such other office or agency as may be established by the Company pursuant to said Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the person entitled thereto as such address shall appear on the Bond Register.

         Reference is hereby made to the further provisions of this Bond set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, ILX Incorporated has caused this Bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


Dated:___________                     ILX Incorporated



                                      By:___________________________________
                                      Its_________________________________

ATTEST:


----------------------------------
Secretary



                                ILX Incorporated

                10% CONVERTIBLE ADJUSTABLE SECURED BOND, DUE 2000

         This Bond is one of duly authorized issue of the Bonds of the Company designated as its 10% Convertible Adjustable Secured Bonds, Due 2000 (herein called the "Bonds"), limited in aggregate principal amount of $10,000,000 (except for such additional principal amounts, not to exceed $1,500,000, of Bonds issued pursuant to an option granted to the Underwriter in the initial public offering of the Bonds) issued and to be issued under an Indenture dated as of ______________, 1995 (herein called the "Indenture"), between the Company and U.S. Trust Company of California, N.A. as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made of a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Bonds, and the terms upon which the Bonds are, and are to be, authenticated and delivered.

         The payment of the principal of (and premium, if any) and interest on this Bond is expressly subordinated, as provided in the Indenture, to the payment of all Senior Indebtedness, as defined in the Indenture, and, by the acceptance of this Bond, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to be bound by the provisions of the Indenture relating to such subordination and authorizes and appoints as his attorney-in-fact the Trustee to take such action in his behalf as may be necessary or appropriate to effectuate such subordination.

         Subject to and upon compliance with the provisions of the Indenture, the Holder hereof is entitled, at the Holder's option, from and after ___________, at any time on or before the close of business on ____________, 2000, or in case this Bond or a portion hereof is called for redemption or is to be repurchased, then in respect of this Bond or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Redemption Date, to convert this Bond (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a Conversion Price equal to an aggregate principal amount of Bonds for each share of Common Stock as set, or in the event of an adjustment under the Indenture, at the current adjusted Conversion Price as provided in the Indenture. The initial Conversion Price under the Indenture is $3.00 per share. The Conversion Price is subject to adjustment on ______________, 1997 and _____________, 1999, and
otherwise upon the occurrence of certain events described in the Indenture. The Bond may be converted by surrender of this Bond, duly endorsed or assigned to the Company or in blank, to the Company at the Principal Corporate Trust Office of the Trustee and in such other cities, if any, as the Company may designate in writing to the Trustee, accompanied by written notice to the Company that the Holder hereof elects to convert this Bond, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (the "Interest Period")
(unless this Bond or the portion hereof being converted has been called for redemption prior to such Interest Payment Date), also accompanied by payment in same-day funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Bond then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Bond (or any Predecessor Bond) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. In addition to the adjustments to the conversion price provided in the Indenture, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holder of Bonds, so that this Bond, if then outstanding, will be convertible thereafter, during the period this Bond shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Bond might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance.

         The Company may, at its option, redeem the Bonds, either in whole or from time to time in part, for a price equal to One Hundred Twenty percent (120%) of the principal amount of the Bonds, together with interest accrued and unpaid thereon to the Redemption Date, at any time after the date on which the Sale Price of Common Stock for any twenty (20) consecutive Trading Days equaled or exceeded Four Dollars ($4.00) per share (the "Redemption Mark") of the Conversion Price then in effect. The Redemption Mark is subject to adjustment as provided in the Indenture. Notice of any redemption shall be mailed by first-class mail, postage prepaid to the registered Holders of the Bonds designated for redemption at their addresses as the same shall appear on the Bond Register not less than fifteen (15) days, but not more than sixty (60) days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

         If this Bond, or a portion hereof, shall be redeemed by call for redemption or shall be accepted for repayment upon the death of the Holder, and payment be duly provided therefore as specified in the Indenture, interest shall cease to accrue on this Bond or such portion hereof, as the case may be.

         The indebtedness evidenced by this Bond is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Bond is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Bond, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordinate so provided and (c) appoints the Trustee as the Holder's attorney-in-fact for any and all such purposes.
         Interest installments whose Stated Maturity is on or before the Redemption Date or Repayment Date will be payable to the Holders of such Bonds, or one or more Predecessor Bonds, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture. In the event of redemption or repayment of this Bond in part only, a new Bond or Bonds for the unredeemed or unrepaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         In the event of redemption or conversion of this Bond in part only, a new Bond or Bonds for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         This Indebtedness is secured by the Collateral Stock, as provided in the Indenture. The Indenture contains certain provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all Bonds, to enforce the security interest of the Holders, or to waive such enforcement or to release all or any portion of the Collateral Stock. Each Holder agrees to be bound by such provisions, authorizes Trustee to take such actions as may be approved or directed by the Holders of the specified percentage in aggregate principal amounts of the Bonds at the time Outstanding, as defined in the Indenture, and appoints Trustee as the Holder's attorney in fact for all such purposes.

         If an Event of Default as defined in the Indenture shall occur and be continuing, the principal of all the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture. The Company shall pay all reasonable costs of collection in the manner provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Bonds Outstanding.

         The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bonds under the Indenture at any time by the Company with consent of the Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all Bonds, to waive compliance by the Company with certain provisions of the Indenture and past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

         No reference herein to the Indenture and no provisions of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the time, places and rate, and in the coin and currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Bond is transferable on the Bond Register of the Company, upon surrender of this Bond for registration of transfer at the office or agency of the Company to be maintained for that purpose, which may be the Principal Corporate Trust Office, or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture, duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the company and the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The debentures are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof, as provided in the Indenture and subject to certain limitations therein set forth. Bonds are exchangeable for a like aggregate principal amount of Bonds of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         All terms used in this Bond which are defined in the Indenture have the meanings assigned to them in the Indenture.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Bonds referred to in the within-mentioned Indenture.


                                            --------------------------,
                                                    as Trustee


                                         By --------------------------
                                               Authorized Signature